ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-HE2
Mortgage Pass-Through Certificates

$583,497,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer, Servicer and Trust Administrator)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)
June 6, 2006

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This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

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(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
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MASTR Asset Backed Securities Trust 2006-HE2
Mortgage Pass-Through Certificates
$583,497,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-1(6)	266,500,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	June 2036	20.90%	AAA / Aaa
A-2(6)	68,800,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	June 2036	20.90%	AAA / Aaa
A-3(6)	96,400,000	FLT / SEN / SEQ	3.25 / 3.25	27 - 66 / 27 - 66	June 2036	20.90%	AAA / Aaa
A-4(6)	44,369,000	FLT / SEN / SEQ	6.01 / 8.03	66 - 73 / 66 - 174	June 2036	20.90%	AAA / Aaa
M-1(6,7)	22,268,000	FLT / MEZ / SEQ	3.72 / 3.72	42 - 48 / 42 - 48	June 2036	17.20%	AA+ / Aa1
M-2(6,7)	20,764,000	FLT / MEZ / SEQ	4.54 / 4.54	48 - 71 / 48 - 71	June 2036	13.75%	AA / Aa2
M-3(6,7)	12,038,000	FLT / MEZ / SEQ	6.07 / 8.19	71 - 73 / 71 - 143	June 2036	11.75%	AA / Aa3
M-4(6,7)	10,532,000	FLT / MEZ	4.36 / 4.78	41 - 73 / 41 - 124	June 2036	10.00%	AA- / A1
M-5(6,7)	10,231,000	FLT / MEZ	4.32 / 4.72	40 - 73 / 40 - 119	June 2036	8.30%	A+ / A2
M-6(6,7)	9,027,000	FLT / MEZ	4.30 / 4.66	39 - 73 / 39 - 112	June 2036	6.80%	A / A3
M-7(6,7)	8,726,000	FLT / MEZ	4.28 / 4.60	38 - 73 / 38 - 106	June 2036	5.35%	BBB+ / Baa1
M-8(6,7)	7,824,000	FLT / MEZ	4.25 / 4.50	38 - 73 / 38 - 98	June 2036	4.05%	BBB / Baa2
M-9(6,7)	6,018,000	FLT / MEZ	4.25 / 4.41	38 - 73 / 38 - 89	June 2036	3.05%	BBB- / Baa3
Non-Offered Certificates
M-10(6,7)	3,912,000	FLT / MEZ	Not Offered		June 2036	2.40%	BB+ / Ba1
M-11(6,7)	6,017,000	FLT / MEZ	Not Offered		June 2036	1.40%	BB / Ba2

Notes:
(1)	The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans.
(2)	The Certificates will be subject to the Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.40%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

Transaction Highlights

•
The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by New Century Mortgage Corporation, People’s Choice Home Loan, Inc., Mandalay Mortgage, First Street Financial, Inc., Fremont Investment & Loan, American Lending Group and Option One Mortgage Corporation.

•	The transaction consists of a Senior / Mezz / OC structure.
•	The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization as of the Cut-off date of approximately 1.40% and Excess Spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and Interest Rate Cap Agreement.
•	The Mortgage Loans will be serviced by Wells Fargo Bank, NA, rated SQ1 (Moody’s), RPS1 (Fitch) and Strong (S&P).
•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-HE2
•	Intex: MABS06H2

Mortgage Pool Summary	MASTR ABS 2006-HE2 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$493,309,565	$108,548,669	$601,858,234
Number of Loans	2292	864	3156
Average Loan Balance	$215,231	$125,635	$190,703
Wtd. Avg. Gross Coupon	8.206%	8.498%	8.258%
Wtd. Avg Net Coupon(1)	7.688%	7.980%	7.741%
Wtd. Avg. FICO	618	626	619
Wtd. Avg. Original LTV(2)	80.20%	81.77%	80.48%
Wtd. Avg. Stated Remaining Term (months)	357	338	353
Wtd. Avg. Seasoning (months)	3	4	3
Wtd. Avg. Months to Next Adj. Date	22	N/A	22
Wtd. Avg. Margin	5.979%	N/A	5.979%
Wtd. Avg. Initial Rate Cap	2.269%	N/A	2.269%
Wtd. Avg. Periodic Rate Cap	1.238%	N/A	1.238%
Wtd. Avg. Maximum Rate	14.679%	N/A	14.679%
Wtd. Avg. Minimum Rate	8.206%	N/A	8.206%
(1) The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-HE2.

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Seller and Sponsor:	UBS Real Estate Securities Inc.

Originators:
New Century Mortgage Corporation, People’s Choice Home Loan, Inc., Mandalay Mortgage, First Street Financial, Inc., Fremont Investment & Loan, American Lending Group and Option One Mortgage Corporation.

Servicer:	Wells Fargo Bank, NA.

Servicer Ratings:	Primary Servicer: SQ1 (Moody’s), Strong (S&P), RPS1 (Fitch).

Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.

Trustee:	U.S. Bank National Association.

Swap Provider:	TBD

Cap Provider:	TBD

Sole Underwriter:	UBS Securities LLC.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.

Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

Offered Certificates:
The Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates.

Non-Offered Certificates:	The Class M-10 Certificates, Class M-11 Certificates and Retained Certificates.

Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.

Collateral:	As of June 1, 2006, the Mortgage Loans will consist of approximately 3,156 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $601,858,234.

Transaction Overview
Expected Pricing Date:	June [8], 2006

Expected Closing Date:	June 29, 2006

Cut-off Date:	June 1, 2006

Record Date:	The business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in July 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 14th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing June 1, 2006) and ending on the 13th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year.. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer (or if the Master Servicer fails to exercise its option, NIMS Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.

SMMEA:	None of the Certificates will be SMMEA eligible.

Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:

1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.40% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 2.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in July 2009 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately [41.80]%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the OC) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	20.90%	41.80%
	M-1/M-2/M-3	11.75%	23.50%
	M-4	10.00%	20.00%
	M-5	8.30%	16.60%
	M-6	6.80%	13.60%
	M-7	5.35%	10.70%
	M-8	4.05%	8.10%
	M-9	3.05%	6.10%
	M-10	2.40%	4.80%
	M-11	1.40%	2.80%

Delinquency Percentage:

The Delinquency Percentage is, with respect to any Distribution Date, the percentage equivalent to a fraction, the numerator of which is the aggregate Principal Balance of all Mortgage Loans (reduced by any Advances made by the Servicer on such Mortgage Loans) that, as of the last day of the previous calendar month, (a) are 60 or more days Delinquent, (b) are in foreclosure, (c) are subject to bankruptcy and are 60 or more days delinquent or (d) have been converted to REO Properties, and the denominator of which is the aggregate Principal Balance of all Mortgage Loans (reduced by any Advances made by the Servicer on such Mortgage Loans) and REO Properties as of the last day of the previous calendar month, in each case, not including any Mortgage Loans that prepay in full during the related Prepayment Period.

Credit Enhancement
Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a) the Delinquency Percentage exceeds [38.25]% of the Credit Enhancement Percentage, or
(b) the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	July 2008 through June 2009	[1.40]% for the first month, plus an additional 1/12th of [1.70]% for each month thereafter
	July 2009 through June 2010	[3.10]% for the first month, plus an additional 1/12th of [1.75]% for each month thereafter
	July 2010 through June 2011	[4.85]% for the first month, plus an additional 1/12th of [1.40]% for each month thereafter
	July 2011 through June 2012	[6.25]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter
	July 2012 and thereafter	[7.00]%

Payment of Interest
Interest Payment Priority:	On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:
(i)	concurrently to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro-rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, related to such Certificates;

(ii)	to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;

(iii)	to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;

(iv)	to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;

(v)	to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;

(vi)	to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;

(vii)	to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;

(viii)	to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;

(ix)	to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;

(x)	to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class;

(xi)	to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class; and

(xii)	to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of the Offered Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum, Trustee Fee calculated at the Trustee Fee Rate of 0.0050% per annum, and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Payment of Interest
Monthly Interest DistributableAmount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Unpaid Interest Shortfall Amount
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the weighted average mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Trustee Fee Rate, and (c) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Trustee Fee Rate and, (c) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $601,858,200. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)	to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(iv)	to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(v)	to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;

(vi)	to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and

(vii)	to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement.

Payment of Interest (continued)
Interest Rate Cap Agreement:
On each Distribution Date, any amounts received pursuant to the Interest Rate Cap Agreement will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:

(i)	to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Date to the Class M Certificates, sequentially;

(ii)	to pay any principal first, on the Class A Certificates, pro-rata, and second, on the Class M Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)	to pay any Realized Losses remaining on the Class M Certificates, sequentially;

(iv)	to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid, and

(v)	to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:	On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:
(i)	sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii)	to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) above until the Certificate Principal Balance thereof has been reduced to zero;

(iii)	to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;

(iv)	to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;

(v)	to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)	to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)	to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

(viii)	to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;

(ix)	to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero

(x)
to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;

(xi)	to the holders of the Class M-10 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero; and

(xii)	(xii) to the holders of the Class M-11 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)	On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:

(i)	sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

(ii)	sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)	to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)	to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v)	to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)	to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)	to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)	to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)	to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(x)	to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any overcollateralization increase amount for such Distribution Date minus any Overcollateralization Release Amount for such Distribution Date.

Class A Principal Distribution Amount:
The “Class A Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,009,291.

Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,009,291.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,009,291.

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,009,291.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,009,291.

Payment of Principal
Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,009,291.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,009,291.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,009,291.

Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,009,291.

Class M-11 Principal Distribution Amount:
The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $3,009,291.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:	With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i)
to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount distributable as part of the Principal Distribution Amount

(ii)	to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(iii)	to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)	to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(v)	to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(vi)	to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(vii)	to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(viii)	to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(ix)	to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(x)	to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xi)	to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xii)	to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xiii)	to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xiv)	to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xv)	to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xvi)	to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xvii)	to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xviii)	to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xix)	to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xx)	to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xxi)	to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxii)	the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xxiii)	to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxiv)
to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

(xxv)	to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

(xxvi)	to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Soohuck Chun	212-713-1280
Glenn McIntyre	212-713-3180
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Justin Schwartz	212-713-8943
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Natalia M. Skuthan	212-438-8012
Ken Epstein	212-438-4065

Moody’s
James Huang	212-553-2935

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,156
Aggregate Current Principal Balance:	$601,858,234
Average Current Principal Balance:	$190,703	$6,109 - $997,135
Aggregate Original Principal Balance:	$602,998,005
Average Original Principal Balance:	$191,064	$6,250 - $1,000,000
Fully Amortizing Non-IO Mortgage Loans:	70.48%
Fully Amortizing IO Mortgage Loans:	13.10%
Balloon Loans:	16.43%
1st Lien:	95.98%
Wtd. Avg. Gross Coupon:	8.258%	5.500% - 13.950%
Wtd. Avg. Original Term(months):	357	120 - 360
Wtd. Avg. Remaining Term(months):	353	115 - 359
Wtd. Avg. Margin(ARM Loan Only):	5.979%	3.000% - 9.500%
Maximum Interest Rate (ARM Loans Only):	14.679%	12.000% - 19.000%
Minimum Interest Rate (ARM Loans Only):	8.206%	5.500% - 12.200%
Wtd. Avg. Original LTV:	80.48%	11.65% - 100.00%
Wtd. Avg. Borrower FICO:	619	500 - 815
Geographic Distribution (Top 5):	CA	34.89%
	FL	16.19%
	MD	5.73%
	NY	4.36%
	TX	3.36%

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
50,000.00 or less	174	5,750,591	0.96	33,049	11.127	94.74	640	34.77	88.76
50,000.01 to 100,000.00	686	52,047,147	8.65	75,870	9.314	83.30	611	45.73	21.70
100,000.01 to 150,000.00	611	74,838,070	12.43	122,485	8.600	80.25	612	44.57	8.91
150,000.01 to 200,000.00	503	87,783,667	14.59	174,520	8.249	78.84	609	42.71	1.31
200,000.01 to 250,000.00	376	84,078,660	13.97	223,613	8.078	78.87	616	39.14	0.00
250,000.01 to 300,000.00	260	71,619,626	11.90	275,460	7.962	78.97	623	31.61	0.00
300,000.01 to 350,000.00	169	54,668,351	9.08	323,481	7.845	79.20	628	30.74	0.00
350,000.01 to 400,000.00	131	48,946,995	8.13	373,641	8.006	80.19	624	25.38	0.00
400,000.01 to 450,000.00	89	37,749,851	6.27	424,156	8.027	81.86	623	24.85	0.00
450,000.01 to 500,000.00	63	29,818,236	4.95	473,305	7.999	81.95	638	28.19	0.00
500,000.01 to 550,000.00	41	21,381,393	3.55	521,497	8.094	84.91	617	21.64	0.00
550,000.01 to 600,000.00	29	16,608,168	2.76	572,695	8.415	83.56	620	6.81	0.00
600,000.01 to 650,000.00	11	6,920,889	1.15	629,172	7.952	82.65	650	27.31	0.00
650,000.01 to 700,000.00	5	3,387,516	0.56	677,503	7.190	80.86	628	39.12	0.00
700,000.01 to 750,000.00	5	3,628,936	0.60	725,787	8.203	82.92	623	0.00	0.00
750,000.01 to 800,000.00	1	751,601	0.12	751,601	7.750	75.00	620	0.00	0.00
850,000.01 to 900,000.00	1	881,403	0.15	881,403	7.599	85.00	659	0.00	0.00
950,000.01 to 1,000,000.00	1	997,135	0.17	997,135	7.725	74.07	634	100.00	0.00
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Originators of the Aggregate Mortgage Loans

Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
New Century	1,508	255,052,837	42.38	169,133	8.488	81.28	626	24.84	5.55
Peoples Choice	1,156	243,252,317	40.42	210,426	7.935	79.54	614	50.25	0.62
Mandalay Mortgage	274	59,006,786	9.80	215,353	8.401	80.01	616	16.13	9.66
First Street Financial	99	22,250,416	3.70	224,752	8.519	79.96	632	22.04	9.46
Fremont Investment & Loan	88	18,854,571	3.13	214,256	8.601	82.35	597	36.53	3.96
American Lending Group	29	3,257,489	0.54	112,327	8.018	89.00	613	69.88	0.00
Option One	2	183,819	0.03	91,910	9.403	86.71	591	0.00	0.00
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
5.001 to 5.500	1	190,481	0.03	190,481	5.500	83.00	682	0.00	0.00
5.501 to 6.000	11	2,214,165	0.37	201,288	5.933	69.89	677	52.59	0.00
6.001 to 6.500	75	19,280,087	3.20	257,068	6.383	74.39	647	46.70	0.00
6.501 to 7.000	280	68,527,502	11.39	244,741	6.856	75.83	643	47.34	0.00
7.001 to 7.500	410	90,933,437	15.11	221,789	7.321	78.21	631	43.50	0.00
7.501 to 8.000	545	119,630,721	19.88	219,506	7.792	79.58	623	38.72	0.00
8.001 to 8.500	399	84,510,136	14.04	211,805	8.283	80.78	615	29.74	0.03
8.501 to 9.000	394	81,724,673	13.58	207,423	8.791	82.19	603	28.42	0.03
9.001 to 9.500	279	51,319,397	8.53	183,940	9.273	82.11	595	28.62	0.21
9.501 to 10.000	266	38,387,873	6.38	144,315	9.768	83.43	602	24.06	5.12
10.001 to 10.500	126	16,565,275	2.75	131,470	10.251	82.32	581	22.11	12.53
10.501 to 11.000	97	9,921,024	1.65	102,279	10.782	89.91	608	22.99	44.74
11.001 to 11.500	83	6,846,409	1.14	82,487	11.264	92.75	642	8.84	68.87
11.501 to 12.000	101	6,856,660	1.14	67,888	11.787	96.47	632	20.25	87.22
12.001 to 12.500	58	3,812,587	0.63	65,734	12.225	99.21	642	5.04	98.51
12.501 to 13.000	14	601,519	0.10	42,966	12.756	99.79	626	19.40	100.00
13.001 to 13.500	13	375,660	0.06	28,897	13.258	100.00	614	40.21	100.00
13.501 to 14.000	4	160,627	0.03	40,157	13.728	100.00	624	0.00	100.00
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
500 or less	6	707,349	0.12	117,891	9.684	75.93	500	37.09	0.00
501 to 520	186	29,967,461	4.98	161,115	9.069	77.02	511	61.19	0.00
521 to 540	206	37,462,082	6.22	181,855	8.873	76.79	530	53.24	0.00
541 to 560	215	41,337,025	6.87	192,265	8.586	77.08	550	51.84	0.02
561 to 580	249	48,080,876	7.99	193,096	8.403	78.64	570	39.89	0.19
581 to 600	367	68,302,432	11.35	186,110	8.147	80.50	591	39.13	1.87
601 to 620	402	77,076,984	12.81	191,734	8.100	81.34	610	38.03	2.81
621 to 640	459	86,909,514	14.44	189,345	8.155	81.80	630	30.86	5.26
641 to 660	369	72,223,723	12.00	195,728	8.144	82.29	649	24.37	7.65
661 to 680	250	50,619,387	8.41	202,478	8.008	82.13	670	24.22	8.75
681 to 700	180	35,340,904	5.87	196,338	8.027	81.04	689	14.07	5.91
701 to 720	96	18,078,309	3.00	188,316	8.108	81.62	711	20.01	8.35
721 to 740	68	14,504,697	2.41	213,304	8.273	82.44	730	22.43	9.05
741 to 760	50	11,114,511	1.85	222,290	7.710	82.57	751	23.99	5.88
761 to 780	29	6,086,263	1.01	209,871	8.011	78.93	768	23.49	6.88
781 to 800	15	2,566,511	0.43	171,101	8.044	83.29	789	36.48	6.49
801 to 820	9	1,480,207	0.25	164,467	8.026	72.40	808	28.69	0.00
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
First	2,777	577,636,608	95.98	208,007	8.129	79.68	617	35.55	0.00
Second	379	24,221,627	4.02	63,909	11.339	99.68	660	15.76	100.00
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
50.00 or less	86	12,038,572	2.00	139,983	7.653	39.92	609	37.27	0.00
50.01 to 55.00	45	7,092,538	1.18	157,612	7.410	53.16	594	44.65	0.00
55.01 to 60.00	75	14,148,239	2.35	188,643	7.794	58.13	582	47.36	0.00
60.01 to 65.00	88	18,827,105	3.13	213,944	7.907	63.35	593	27.48	0.00
65.01 to 70.00	153	29,406,050	4.89	192,196	7.883	68.58	601	35.85	0.00
70.01 to 75.00	202	42,424,903	7.05	210,024	8.248	74.09	582	30.24	0.00
75.01 to 80.00	1,091	243,185,554	40.41	222,902	7.990	79.77	640	29.32	0.03
80.01 to 85.00	399	76,332,413	12.68	191,309	8.347	84.45	586	46.39	0.00
85.01 to 90.00	531	111,732,992	18.56	210,420	8.463	89.66	615	42.02	0.21
90.01 to 95.00	115	21,878,885	3.64	190,251	8.215	94.34	635	37.65	2.20
95.01 to 100.00	371	24,790,983	4.12	66,822	11.265	99.94	661	17.62	94.57
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Documentation Levels of the Aggregate Mortgage Loans

S&P Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
Stated Doc (V)	1,172	247,147,008	41.06	210,876	8.628	80.45	640	0.00	5.62
Full (Z)	1,236	209,169,951	34.75	169,231	7.978	80.41	600	100.00	1.83
Limited Doc (Y)	651	124,645,131	20.71	191,467	8.005	80.57	610	0.00	4.23
Reduced (X)	97	20,896,145	3.47	215,424	8.203	81.08	614	0.00	5.97
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
Cash Out Refinance	1,645	337,816,239	56.13	205,359	8.122	78.17	600	40.56	1.38
Purchase	1,325	230,401,094	38.28	173,888	8.500	83.78	649	25.77	8.45
Rate & Term Refinance	169	29,263,083	4.86	173,154	7.907	81.08	613	36.84	0.17
Cash Out Debt Consolidation	13	3,523,761	0.59	271,059	8.403	82.27	572	52.70	0.00
Home Improvement	4	854,058	0.14	213,515	8.559	76.59	591	17.48	3.72
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
Single Family	2,353	438,239,601	72.81	186,247	8.245	80.30	615	34.70	3.95
Condominium	260	47,120,630	7.83	181,233	8.345	80.93	643	31.95	4.71
MultiFamily	162	40,455,950	6.72	249,728	8.293	79.38	633	26.75	4.70
Pud	167	38,463,965	6.39	230,323	8.077	81.13	614	53.96	2.90
Pud Detached	162	28,038,153	4.66	173,075	8.490	82.61	627	25.98	5.20
Pud Attached	37	7,861,007	1.31	212,460	8.323	82.01	613	28.42	2.68
Rowhouse	12	1,042,476	0.17	86,873	7.930	80.94	579	92.47	0.00
Mid Rise Condo (4-8 floors)	1	374,731	0.06	374,731	9.625	89.29	591	0.00	0.00
Mobile Home Unattached	2	261,722	0.04	130,861	8.429	83.38	656	0.00	0.00
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
Owner Occupied	2,850	546,095,312	90.73	191,612	8.203	80.23	616	35.64	4.42
Investor Occupied	257	46,552,262	7.73	181,137	8.760	83.42	644	28.31	0.13
Second Home	49	9,210,660	1.53	187,973	8.999	80.55	656	14.98	0.00
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
Southern California	562	152,565,617	25.35	271,469	8.013	78.81	628	21.15	6.34
Florida	553	97,458,404	16.19	176,236	8.465	80.89	615	35.14	1.86
Northern California	209	57,444,235	9.54	274,853	8.019	79.74	629	30.44	5.78
Maryland	160	34,504,798	5.73	215,655	7.856	80.08	598	56.70	1.40
New York	103	26,214,936	4.36	254,514	8.376	82.70	640	23.14	8.75
Texas	188	20,214,581	3.36	107,524	8.621	81.69	623	36.63	3.53
Arizona	109	19,396,505	3.22	177,950	8.482	79.45	608	40.76	2.57
Illinois	109	18,381,541	3.05	168,638	8.213	82.87	610	53.02	1.01
Virginia	70	15,104,111	2.51	215,773	8.048	78.00	589	50.79	0.71
New Jersey	54	14,329,245	2.38	265,356	8.637	81.51	629	27.32	0.42
Other	1,039	146,244,262	24.30	140,755	8.456	81.77	614	43.01	3.47
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
90044	12	3,408,869	0.57	284,072	7.651	78.09	661	21.23	5.47
92553	11	2,821,046	0.47	256,459	7.975	82.80	617	33.17	4.62
93635	7	2,695,817	0.45	385,117	8.346	79.01	587	24.79	0.00
92376	10	2,460,011	0.41	246,001	8.383	82.76	670	13.40	8.86
91335	8	2,357,963	0.39	294,745	7.229	75.16	645	12.72	7.16
20735	8	2,340,706	0.39	292,588	7.452	80.94	602	52.95	0.00
91745	7	2,336,991	0.39	333,856	8.130	76.46	632	0.00	6.15
92563	8	2,167,884	0.36	270,985	8.232	82.63	631	0.00	13.16
91331	9	2,005,930	0.33	222,881	7.489	65.09	595	45.76	9.05
94565	5	1,951,670	0.32	390,334	7.771	89.17	649	35.41	0.00
Other	3,071	577,311,349	95.92	187,988	8.275	80.53	619	35.23	3.97
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
180 or less	132	9,969,105	1.66	75,524	10.639	93.88	645	20.82	80.27
181 to 240	9	1,196,152	0.20	132,906	7.798	69.64	636	6.22	1.30
241 to 300	1	65,363	0.01	65,363	7.190	80.00	631	0.00	0.00
301 to 360	3,014	590,627,615	98.13	195,961	8.219	80.28	619	35.05	2.74
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
180 or less	132	9,969,105	1.66	75,524	10.639	93.88	645	20.82	80.27
181 to 240	9	1,196,152	0.20	132,906	7.798	69.64	636	6.22	1.30
241 to 300	1	65,363	0.01	65,363	7.190	80.00	631	0.00	0.00
301 to 360	3,014	590,627,615	98.13	195,961	8.219	80.28	619	35.05	2.74
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
2/6 MONTH LIBOR	1,459	274,464,536	45.60	188,118	8.407	80.08	611	35.09	0.00
Fixed	864	108,548,669	18.04	125,635	8.498	81.77	626	44.01	22.31
2/6 MONTH LIBOR—40 YR AMTERM	331	81,350,960	13.52	245,773	8.367	80.01	595	21.74	0.00
2/6 MONTH LIBOR—60 MONTH IO	265	74,020,169	12.30	279,321	7.664	80.71	661	29.47	0.00
2/6 MONTH LIBOR—DUAL AMTERM	131	38,071,382	6.33	290,621	7.829	80.99	624	35.81	0.00
3/6 MONTH LIBOR	44	8,908,018	1.48	202,455	8.086	78.21	622	39.26	0.00
5/6 MONTH LIBOR—DUAL AMTERM	24	6,514,100	1.08	271,421	7.219	81.97	621	56.46	0.00
3/6 MONTH LIBOR—60 MONTH IO	16	4,739,450	0.79	296,216	7.586	79.83	657	69.26	0.00
5/6 MONTH LIBOR	13	3,548,428	0.59	272,956	7.541	78.50	608	27.40	0.00
3/6 MONTH LIBOR—DUAL AMTERM	5	977,601	0.16	195,520	7.322	76.98	634	55.14	0.00
3/6 MONTH LIBOR—40 YR AMTERM	2	455,930	0.08	227,965	7.739	74.93	609	0.00	0.00
5/6 MONTH LIBOR—40 YR AMTERM	1	191,790	0.03	191,790	8.200	80.00	624	0.00	0.00
2/6 MONTH LIBOR—120 MONTH IO	1	67,200	0.01	67,200	6.250	80.00	660	0.00	0.00
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Prepayment Penalty of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
None	730	129,027,887	21.44	176,751	8.789	82.95	623	31.67	6.26
6	3	331,970	0.06	110,657	8.273	86.41	588	66.55	0.00
12	125	34,620,598	5.75	276,965	8.463	80.53	627	21.61	3.56
24	1,785	345,868,980	57.47	193,764	8.217	80.53	617	32.73	3.72
36	513	92,008,799	15.29	179,354	7.592	76.80	619	51.51	2.24
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
AA	1,265	219,342,965	36.44	173,394	8.376	82.55	643	22.94	7.22
A+	963	199,941,163	33.22	207,623	7.966	80.46	621	43.08	0.97
A1	221	43,438,093	7.22	196,552	8.331	81.09	630	14.32	13.13
A	151	33,028,457	5.49	218,732	8.084	78.94	582	57.30	0.00
A-	161	29,885,772	4.97	185,626	8.432	76.87	564	52.25	0.00
B	126	26,868,792	4.46	213,244	8.518	74.38	561	45.70	0.00
C	79	12,135,738	2.02	153,617	9.516	69.39	552	35.93	0.00
A+X	50	11,399,236	1.89	227,985	8.036	82.24	617	46.38	0.76
A2	28	7,995,265	1.33	285,545	8.512	80.34	578	26.45	0.00
C+	27	3,746,911	0.62	138,774	8.495	66.37	577	55.28	0.00
N/A*	29	3,257,489	0.54	112,327	8.018	89.00	613	69.88	0.00
AXP	12	2,963,925	0.49	246,994	8.870	85.92	566	13.36	1.07
AAA	13	2,529,827	0.42	194,602	7.157	74.95	672	77.67	0.00
A-X	6	1,662,947	0.28	277,158	8.616	80.92	599	45.50	0.00
BXP	6	1,536,668	0.26	256,111	10.347	75.05	522	10.65	0.00
CXP	4	663,119	0.11	165,780	10.770	72.57	540	34.13	0.00
C-	3	649,372	0.11	216,457	11.061	59.97	550	0.00	0.00
XTA	10	628,675	0.10	62,868	10.975	99.47	637	9.14	100.00
AA+	2	183,819	0.03	91,910	9.403	86.71	591	0.00	0.00
Total:	3,156	601,858,234	100.00	190,703	8.258	80.48	619	34.75	4.02
* American Lending Group does not utilize or provide Credit Grades.

Next Adjustment Date for the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
2007-01-01	1	71,367	0.01	71,367	9.250	90.00	600	0.00	0.00
2007-08-01	1	101,180	0.02	101,180	10.500	79.69	505	0.00	0.00
2007-10-01	3	250,416	0.05	83,472	8.189	88.40	594	100.00	0.00
2007-11-01	13	1,587,082	0.32	122,083	7.852	86.58	608	73.00	0.00
2007-12-01	19	4,835,935	0.98	254,523	7.476	79.54	629	54.84	0.00
2008-01-01	575	138,065,529	27.99	240,114	8.067	80.64	617	42.24	0.00
2008-02-01	335	71,018,191	14.40	211,995	8.372	80.14	615	38.15	0.00
2008-03-01	254	65,610,830	13.30	258,310	8.236	79.48	614	17.80	0.00
2008-04-01	828	164,311,654	33.31	198,444	8.306	80.19	619	26.22	0.00
2008-05-01	158	22,122,063	4.48	140,013	8.496	80.28	619	23.48	0.00
2008-12-01	4	525,165	0.11	131,291	7.917	88.77	650	78.55	0.00
2009-01-01	23	5,476,357	1.11	238,102	7.677	78.03	633	50.10	0.00
2009-02-01	16	3,483,318	0.71	217,707	8.140	77.88	641	48.95	0.00
2009-03-01	13	3,323,435	0.67	255,649	7.708	77.56	637	28.25	0.00
2009-04-01	11	2,272,725	0.46	206,611	8.140	79.83	611	66.82	0.00
2011-01-01	26	7,231,405	1.47	278,131	7.346	81.19	626	36.09	0.00
2011-02-01	11	2,831,122	0.57	257,375	7.299	79.62	593	72.05	0.00
2011-03-01	1	191,790	0.04	191,790	8.200	80.00	624	0.00	0.00
Total:	2,292	493,309,565	100.00	215,231	8.206	80.20	618	32.72	0.00

Gross Margins for the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
4.000 or less	16	3,051,954	0.62	190,747	7.583	77.56	642	52.02	0.00
4.001 to 4.500	3	661,504	0.13	220,501	7.720	80.80	574	100.00	0.00
4.501 to 5.000	26	5,179,583	1.05	199,215	7.802	81.10	605	64.94	0.00
5.001 to 5.500	581	136,990,711	27.77	235,784	8.098	80.41	625	33.29	0.00
5.501 to 6.000	453	104,397,004	21.16	230,457	7.792	80.31	616	48.18	0.00
6.001 to 6.500	867	167,844,698	34.02	193,593	8.259	81.23	626	26.41	0.00
6.501 to 7.000	248	56,653,382	11.48	228,441	8.865	77.96	586	18.81	0.00
7.001 to 7.500	63	11,374,654	2.31	180,550	9.098	72.98	578	29.79	0.00
7.501 to 8.000	26	5,098,051	1.03	196,079	8.869	78.11	597	25.04	0.00
8.001 to 8.500	6	1,705,052	0.35	284,175	9.274	84.75	597	13.84	0.00
8.501 to 9.000	2	297,039	0.06	148,520	9.923	79.89	587	0.00	0.00
9.001 to 9.500	1	55,934	0.01	55,934	10.600	80.00	545	0.00	0.00
Total:	2,292	493,309,565	100.00	215,231	8.206	80.20	618	32.72	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
5.001 to 5.500	1	190,481	0.04	190,481	5.500	83.00	682	0.00	0.00
5.501 to 6.000	12	2,281,365	0.46	190,114	5.943	70.18	677	51.04	0.00
6.001 to 6.500	63	16,958,433	3.44	269,181	6.371	73.75	649	41.17	0.00
6.501 to 7.000	186	47,953,512	9.72	257,815	6.844	77.61	644	46.88	0.00
7.001 to 7.500	298	70,279,143	14.25	235,836	7.314	79.09	637	40.06	0.00
7.501 to 8.000	421	98,147,278	19.90	233,129	7.793	79.86	627	35.21	0.00
8.001 to 8.500	351	77,763,891	15.76	221,550	8.276	80.96	616	28.22	0.00
8.501 to 9.000	343	75,424,296	15.29	219,896	8.794	82.07	603	26.75	0.00
9.001 to 9.500	259	48,215,473	9.77	186,160	9.271	82.15	594	27.29	0.00
9.501 to 10.000	210	34,331,082	6.96	163,481	9.767	82.57	596	23.87	0.00
10.001 to 10.500	89	13,614,210	2.76	152,969	10.251	79.83	567	22.40	0.00
10.501 to 11.000	37	5,264,003	1.07	142,270	10.734	81.95	556	25.49	0.00
11.001 to 11.500	14	1,953,532	0.40	139,538	11.170	77.07	589	6.79	0.00
11.501 to 12.000	7	876,247	0.18	125,178	11.832	73.41	558	7.30	0.00
12.001 to 12.500	1	56,621	0.01	56,621	12.200	70.00	528	0.00	0.00
Total:	2,292	493,309,565	100.00	215,231	8.206	80.20	618	32.72	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
11.501 to 12.000	2	575,886	0.12	287,943	6.000	56.69	642	100.00	0.00
12.001 to 12.500	34	8,947,718	1.81	263,168	6.373	72.46	638	37.81	0.00
12.501 to 13.000	108	27,129,212	5.50	251,196	6.811	75.62	641	45.77	0.00
13.001 to 13.500	193	47,164,969	9.56	244,378	7.147	78.07	629	40.11	0.00
13.501 to 14.000	313	78,755,070	15.96	251,614	7.526	79.48	627	42.57	0.00
14.001 to 14.500	322	78,494,505	15.91	243,772	7.898	80.89	631	34.37	0.00
14.501 to 15.000	369	83,661,262	16.96	226,724	8.285	81.38	621	28.15	0.00
15.001 to 15.500	279	52,550,748	10.65	188,354	8.693	80.83	604	29.99	0.00
15.501 to 16.000	243	46,334,038	9.39	190,675	9.050	81.46	600	28.99	0.00
16.001 to 16.500	166	30,542,489	6.19	183,991	9.405	81.74	596	18.19	0.00
16.501 to 17.000	147	23,557,610	4.78	160,256	9.832	83.83	597	16.69	0.00
17.001 to 17.500	70	9,657,746	1.96	137,968	10.278	78.53	566	25.41	0.00
17.501 to 18.000	27	3,557,213	0.72	131,749	10.734	81.37	559	20.24	0.00
18.001 to 18.500	12	1,504,851	0.31	125,404	11.236	82.80	606	8.82	0.00
18.501 to 19.000	7	876,247	0.18	125,178	11.832	73.41	558	7.30	0.00
Total:	2,292	493,309,565	100.00	215,231	8.206	80.20	618	32.72	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
1.000	5	870,614	0.18	174,123	8.111	85.80	607	38.05	0.00
1.500	1,129	216,395,222	43.87	191,670	8.373	80.60	620	25.42	0.00
2.000	126	34,681,921	7.03	275,253	7.897	81.26	630	54.28	0.00
3.000	1,031	241,170,017	48.89	233,919	8.100	79.66	614	36.17	0.00
5.000	1	191,790	0.04	191,790	8.200	80.00	624	0.00	0.00
Total:	2,292	493,309,565	100.00	215,231	8.206	80.20	618	32.72	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan (S&P)	% 2ND Lien
1.000	1,092	258,806,743	52.46	237,003	8.045	79.75	617	38.48	0.00
1.500	1,200	234,502,822	47.54	195,419	8.383	80.69	618	26.35	0.00
Total:	2,292	493,309,565	100.00	215,231	8.206	80.20	618	32.72	0.00

Appendix 2-

Computational Material

Derivative Notional Schedules
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
1	6/29/2006	7/25/2006	601,858,200	5.470%	0	5.470%	601,858,200
2	7/25/2006	8/25/2006	592,761,100	5.470%	1,386,600	5.470%	594,147,700
3	8/25/2006	9/25/2006	581,678,300	5.470%	3,093,400	5.470%	584,771,700
4	9/25/2006	10/25/2006	568,630,900	5.470%	5,116,000	5.470%	573,746,900
5	10/25/2006	11/25/2006	553,659,000	5.470%	7,444,800	5.470%	561,103,800
6	11/25/2006	12/25/2006	536,822,200	5.470%	10,064,200	5.470%	546,886,400
7	12/25/2006	1/25/2007	518,200,600	5.470%	12,953,000	5.470%	531,153,600
8	1/25/2007	2/25/2007	497,894,200	5.470%	16,084,100	5.470%	513,978,300
9	2/25/2007	3/25/2007	476,107,600	5.470%	19,407,500	5.470%	495,515,100
10	3/25/2007	4/25/2007	454,068,300	5.470%	22,670,800	5.470%	476,739,100
11	4/25/2007	5/25/2007	432,979,900	5.470%	25,634,800	5.470%	458,614,700
12	5/25/2007	6/25/2007	412,882,500	5.470%	28,303,400	5.470%	441,185,900
13	6/25/2007	7/25/2007	393,729,000	5.470%	30,696,800	5.470%	424,425,800
14	7/25/2007	8/25/2007	375,474,700	5.470%	32,833,900	5.470%	408,308,600
15	8/25/2007	9/25/2007	358,076,900	5.470%	34,732,500	5.470%	392,809,400
16	9/25/2007	10/25/2007	341,495,200	5.470%	36,409,100	5.470%	377,904,300
17	10/25/2007	11/25/2007	325,688,800	5.470%	37,880,100	5.470%	363,568,900
18	11/25/2007	12/25/2007	310,623,200	5.470%	39,159,400	5.470%	349,782,600
19	12/25/2007	1/25/2008	295,729,200	5.470%	40,369,300	5.470%	336,098,500
20	1/25/2008	2/25/2008	275,722,800	5.470%	42,558,500	5.470%	318,281,300
21	2/25/2008	3/25/2008	250,178,200	5.470%	45,639,200	5.470%	295,817,400
22	3/25/2008	4/25/2008	227,096,600	5.470%	47,864,600	5.470%	274,961,200
23	4/25/2008	5/25/2008	206,399,000	5.470%	49,328,600	5.470%	255,727,600
24	5/25/2008	6/25/2008	188,060,400	5.470%	50,131,700	5.470%	238,192,100
25	6/25/2008	7/25/2008	174,229,400	5.470%	50,180,600	5.470%	224,410,000
26	7/25/2008	8/25/2008	164,858,500	5.470%	49,654,000	5.470%	214,512,500
27	8/25/2008	9/25/2008	156,103,400	5.470%	49,043,500	5.470%	205,146,900
28	9/25/2008	10/25/2008	147,838,200	5.470%	48,369,600	5.470%	196,207,800
29	10/25/2008	11/25/2008	140,033,600	5.470%	47,641,400	5.470%	187,675,000
30	11/25/2008	12/25/2008	132,660,100	5.470%	46,866,600	5.470%	179,526,700
31	12/25/2008	1/25/2009	125,693,200	5.470%	46,052,100	5.470%	171,745,300
32	1/25/2009	2/25/2009	119,109,500	5.470%	45,204,000	5.470%	164,313,500
33	2/25/2009	3/25/2009	112,887,500	5.470%	44,328,100	5.470%	157,215,600
34	3/25/2009	4/25/2009	107,009,000	5.470%	43,427,200	5.470%	150,436,200
35	4/25/2009	5/25/2009	101,453,600	5.470%	42,507,000	5.470%	143,960,600
36	5/25/2009	6/25/2009	96,201,100	5.470%	41,573,400	5.470%	137,774,500
37	6/25/2009	7/25/2009	91,234,400	5.470%	40,630,200	5.470%	131,864,600
38	7/25/2009	8/25/2009	86,537,400	5.470%	39,681,000	5.470%	126,218,400
39	8/25/2009	9/25/2009	82,094,800	5.470%	38,728,700	5.470%	120,823,500
40	9/25/2009	10/25/2009	77,893,800	5.470%	37,774,800	5.470%	115,668,600
41	10/25/2009	11/25/2009	73,920,200	5.470%	36,822,500	5.470%	110,742,700
42	11/25/2009	12/25/2009	70,160,300	5.470%	35,874,900	5.470%	106,035,200
43	12/25/2009	1/25/2010	66,602,100	5.470%	34,934,000	5.470%	101,536,100
44	1/25/2010	2/25/2010	63,234,400	5.470%	34,001,700	5.470%	97,236,100
45	2/25/2010	3/25/2010	60,046,400	5.470%	33,079,400	5.470%	93,125,800
46	3/25/2010	4/25/2010	57,028,600	5.470%	32,168,200	5.470%	89,196,800
47	4/25/2010	5/25/2010	54,171,300	5.470%	31,269,400	5.470%	85,440,700
48	5/25/2010	6/25/2010	51,465,500	5.470%	30,384,200	5.470%	81,849,700
49	6/25/2010	7/25/2010	48,902,700	5.470%	29,513,600	5.470%	78,416,300
50	7/25/2010	8/25/2010	46,475,000	5.470%	28,658,400	5.470%	75,133,400
51	8/25/2010	9/25/2010	44,175,000	5.470%	27,819,100	5.470%	71,994,100
52	9/25/2010	10/25/2010	41,995,600	5.470%	26,996,300	5.470%	68,991,900
53	10/25/2010	11/25/2010	39,930,200	5.470%	26,190,300	5.470%	66,120,500
54	11/25/2010	12/25/2010	37,972,600	5.470%	25,401,700	5.470%	63,374,300
55	12/25/2010	1/25/2011	36,116,900	5.470%	24,630,500	5.470%	60,747,400
56	1/25/2011	2/25/2011	34,357,400	5.470%	23,877,100	5.470%	58,234,500
57	2/25/2011	3/25/2011	32,689,100	5.470%	23,141,500	5.470%	55,830,600
58	3/25/2011	4/25/2011	31,106,900	5.470%	22,423,800	5.470%	53,530,700
59	4/25/2011	5/25/2011	29,605,200	5.470%	21,722,000	5.470%	51,327,200
60	5/25/2011	6/25/2011	28,180,600	5.470%	21,038,100	5.470%	49,218,700

Derivative Notional Schedules

Sensitivity Analysis
To Optional Termination

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.72	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 41	1 - 28	1 - 22	1 - 19	1 - 16

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.15	2.69	2.00	1.70	1.49
Principal Window (mos)	41 - 63	28 - 41	22 - 27	19 - 22	16 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.75	5.10	3.25	2.17	1.82
Principal Window (mos)	63 - 137	41 - 91	27 - 66	22 - 32	20 - 25

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.53	8.31	6.01	3.33	2.28
Principal Window (mos)	137 - 152	91 - 101	66 - 73	32 - 56	25 - 30

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.31	3.61	3.72	4.29	3.60
Principal Window (mos)	48 - 82	38 - 54	42 - 48	47 - 56	30 - 44

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.10	5.99	4.54	4.66	3.66
Principal Window (mos)	82 - 147	54 - 97	48 - 71	56 - 56	44 - 44

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.64	8.39	6.07	4.66	3.66
Principal Window (mos)	147 - 152	97 - 101	71 - 73	56 - 56	44 - 44

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.34	5.54	4.36	4.03	3.39
Principal Window (mos)	48 - 152	38 - 101	41 - 73	45 - 56	39 - 44

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.34	5.54	4.32	3.91	3.25
Principal Window (mos)	48 - 152	37 - 101	40 - 73	43 - 56	37 - 44

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.34	5.53	4.30	3.81	3.15
Principal Window (mos)	48 - 152	37 - 101	39 - 73	41 - 56	35 - 44

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.34	5.53	4.28	3.74	3.07
Principal Window (mos)	48 - 152	37 - 101	38 - 73	40 - 56	34 - 44

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.34	5.53	4.25	3.69	3.01
Principal Window (mos)	48 - 152	37 - 101	38 - 73	39 - 56	33 - 44

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.34	5.53	4.25	3.65	2.97
Principal Window (mos)	48 - 152	37 - 101	38 - 73	38 - 56	32 - 44

Sensitivity Analysis
To Maturity

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.72	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 41	1 - 28	1 - 22	1 - 19	1 - 16

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.15	2.69	2.00	1.70	1.49
Principal Window (mos)	41 - 63	28 - 41	22 - 27	19 - 22	16 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.75	5.10	3.25	2.17	1.82
Principal Window (mos)	63 - 137	41 - 91	27 - 66	22 - 32	20 - 25

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	16.07	10.94	8.03	4.42	2.28
Principal Window (mos)	137 - 311	91 - 229	66 - 174	32 - 135	25 - 30

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.31	3.61	3.72	4.29	3.78
Principal Window (mos)	48 - 82	38 - 54	42 - 48	47 - 57	30 - 51

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.10	5.99	4.54	5.29	4.95
Principal Window (mos)	82 - 147	54 - 97	48 - 71	57 - 72	51 - 72

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	16.45	11.18	8.19	6.94	7.11
Principal Window (mos)	147 - 273	97 - 192	71 - 143	72 - 111	72 - 109

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.11	6.10	4.78	4.35	3.65
Principal Window (mos)	48 - 243	38 - 169	41 - 124	45 - 96	39 - 76

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.07	6.07	4.72	4.21	3.50
Principal Window (mos)	48 - 234	37 - 162	40 - 119	43 - 91	37 - 72

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.01	6.02	4.66	4.10	3.37
Principal Window (mos)	48 - 223	37 - 153	39 - 112	41 - 86	35 - 69

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.93	5.96	4.60	3.99	3.27
Principal Window (mos)	48 - 212	37 - 145	38 - 106	40 - 81	34 - 64

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.81	5.87	4.50	3.88	3.17
Principal Window (mos)	48 - 198	37 - 134	38 - 98	39 - 75	33 - 59

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.64	5.74	4.41	3.77	3.08
Principal Window (mos)	48 - 181	37 - 122	38 - 89	38 - 68	32 - 54

Net WAC Rate Cap for Class A and Class M Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.63%	23.46%	41	9.61%	20.97%
2	7.36%	22.16%	42	9.85%	21.17%
3	7.36%	22.10%	43	9.60%	20.74%
4	7.44%	22.12%	44	9.59%	20.63%
5	7.37%	21.96%	45	10.39%	21.64%
6	7.45%	21.96%	46	9.58%	20.73%
7	7.37%	21.77%	47	9.83%	20.99%
8	7.37%	21.66%	48	9.57%	20.55%
9	7.66%	21.81%	49	9.82%	20.77%
10	7.38%	21.38%	50	9.56%	20.34%
11	7.48%	21.34%	51	9.55%	20.25%
12	7.39%	21.10%	52	9.80%	20.48%
13	7.49%	21.07%	53	9.54%	20.05%
14	7.39%	20.83%	54	9.79%	20.28%
15	7.39%	20.70%	55	9.52%	19.85%
16	7.50%	20.68%	56	9.55%	19.78%
17	7.40%	20.44%	57	10.40%	20.78%
18	7.51%	20.43%	58	9.54%	19.60%
19	7.41%	20.20%	59	9.80%	19.84%
20	7.59%	20.19%	60	9.53%	19.41%
21	8.51%	20.81%	61	9.88%	12.13%
22	8.96%	20.99%	62	9.56%	11.74%
23	9.21%	20.98%	63	9.55%	11.72%
24	9.02%	20.51%	64	9.86%	12.09%
25	9.21%	20.51%	65	9.54%	11.69%
26	9.02%	20.25%	66	9.85%	12.06%
27	9.12%	20.39%	67	9.52%	11.65%
28	9.71%	20.96%	68	9.51%	11.65%
29	9.54%	20.66%	69	10.16%	12.43%
30	9.76%	20.77%	70	9.50%	11.61%
31	9.53%	20.41%	71	9.81%	11.98%
32	9.54%	20.35%	72	9.48%	11.58%
33	10.32%	21.36%	73	9.79%	11.94%
34	9.62%	20.88%
35	9.86%	21.10%
36	9.62%	20.70%
37	9.86%	20.86%
38	9.61%	20.52%
39	9.62%	20.69%
40	9.86%	21.34%

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.1641% and 5.3275% respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Interest Rate Cap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4	M5	M6
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA / Aa3	AA- / A1	A+ / A2	A / A3

Loss Severity (%)	40.00	40.00	40.00	40.00	40.00	40.00
Default (CDR) (%)	29.68	23.39	20.17	17.56	15.20	13.21
Collateral Loss (%)	20.73	17.76	16.04	14.52	13.04	11.70

Class	M7	M8	M9
Rating (S&P/Moody’s)	BBB+ / Baa1	BBB / Baa2	BBB- / Baa3

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	11.33	9.70	8.41
Collateral Loss (%)	10.36	9.12	8.09

Forward LIBOR
Class	M1	M2	M3	M4	M5	M6
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA / Aa3	AA- / A1	A+ / A2	A / A3

Loss Severity (%)	40.00	40.00	40.00	40.00	40.00	40.00
Default (CDR) (%)	29.67	23.36	20.12	17.50	15.13	13.14
Collateral Loss (%)	20.72	17.75	16.01	14.48	12.99	11.65

Class	M7	M8	M9
Rating (S&P/Moody’s)	BBB+ / Baa1	BBB / Baa2	BBB- / Baa3

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	11.25	9.61	8.32
Collateral Loss (%)	10.30	9.05	8.02

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events Failing
12 month lag to recovery
"Break" is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

(1)

(2)
Excess Spread

Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)
1	2.88121	2.88121	5.1641	5.3275	47	4.39820	4.36701	5.3618	5.4617
2	2.13425	2.13487	5.2305	5.3318	48	4.27685	4.23739	5.3661	5.4714
3	2.13441	2.13467	5.2534	5.3291	49	4.38961	4.34235	5.3828	5.4812
4	2.14113	2.14041	5.3185	5.3479	50	4.26663	4.19462	5.4169	5.4910
5	2.13469	2.13331	5.2616	5.3434	51	4.26163	4.19682	5.4236	5.5012
6	2.14489	2.14193	5.2871	5.3331	52	4.37641	4.33552	5.4213	5.5100
7	2.13489	2.12997	5.2978	5.3197	53	4.24714	4.20923	5.4088	5.5162
8	2.13493	2.12938	5.2719	5.3069	54	4.36249	4.32395	5.4149	5.5229
9	2.18742	2.18043	5.2788	5.2900	55	4.23079	4.17690	5.4269	5.5307
10	2.13428	2.12500	5.2741	5.2748	56	4.26254	4.19716	5.4450	5.5362
11	2.15686	2.15091	5.2251	5.2662	57	4.64151	4.59981	5.4495	5.5432
12	2.13257	2.12602	5.2202	5.2578	58	4.26248	4.21406	5.4501	5.5525
13	2.16046	2.15412	5.2136	5.2493	59	4.38916	4.34822	5.4482	5.5611
14	2.13028	2.12559	5.1959	5.2472	60	4.26040	4.20750	5.4538	5.5706
15	2.12934	2.12514	5.1899	5.2454	61	4.47903	4.33251	5.4670	5.5796
16	2.16473	2.16156	5.1826	5.2440	62	4.30885	4.14014	5.4829	5.5876
17	2.12613	2.12337	5.1785	5.2456	63	4.30781	4.14494	5.4893	5.5971
18	2.16792	2.16618	5.1727	5.2475	64	4.48609	4.34297	5.4964	5.6030
19	2.12547	2.12400	5.1707	5.2502	65	4.30598	4.14719	5.5029	5.6087
20	2.30485	2.29856	5.1838	5.2530	66	4.48416	4.32958	5.5095	5.6137
21	3.03491	3.02894	5.1797	5.2571	67	4.30589	4.13134	5.5181	5.6205
22	3.70085	3.69446	5.1786	5.2628	68	4.30824	4.12420	5.5325	5.6263
23	3.83063	3.82007	5.1904	5.2698	69	4.66600	4.50774	5.5386	5.6339
24	3.74973	3.73892	5.1883	5.2772	70	4.31265	4.14033	5.5405	5.6410
25	3.81652	3.80443	5.1912	5.2847	71	4.49246	4.33811	5.5353	5.6463
26	3.74128	3.72303	5.2036	5.2950	72	4.31840	4.14639	5.5409	5.6529
27	3.84103	3.81730	5.2032	5.3053	73	4.49821	4.32666	5.5526	5.6586
28	4.29861	4.27010	5.2085	5.3138
29	4.26241	4.22595	5.2241	5.3229
30	4.34479	4.30827	5.2249	5.3311
31	4.24772	4.20502	5.2352	5.3394
32	4.24699	4.19411	5.2621	5.3439
33	4.56649	4.52642	5.2648	5.3483
34	4.32464	4.29079	5.2667	5.3551
35	4.42552	4.39121	5.2724	5.3630
36	4.31845	4.28053	5.2743	5.3717
37	4.41052	4.36977	5.2817	5.3814
38	4.25427	4.20434	5.2953	5.3916
39	4.30048	4.26100	5.2988	5.4023
40	4.41701	4.39438	5.3069	5.4112
41	4.31001	4.27714	5.3222	5.4194
42	4.41642	4.38217	5.3273	5.4265
43	4.30270	4.25721	5.3388	5.4347
44	4.29730	4.24374	5.3550	5.4399
45	4.63220	4.59640	5.3598	5.4452
46	4.28715	4.25235	5.3614	5.4541

(1)	Assumes 1mLIBOR and 6mLIBOR remain constant at 5.1641% and 5.3275% respectively and the cashflows are run to the Optional Termination at the pricing speed.

(2)	Assumes 1mLIBOR and 6mLIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider are received and applied, as applicable.

(3)	Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Trustee Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Interest Rate Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).